Exhibit 99.1

Revolution Lighting Technologies Provides Business Update

– Q2 2014 Revenue Expected to be Approximately $17.5 Million –

– Company Provides Q3 Guidance of $24-$26 Million –

Stamford, CT, July 7, 2014 – Revolution Lighting Technologies, Inc. (NASDAQ: RVLT) (“Revolution Lighting”), a leading provider of advanced LED lighting solutions, today provided a business update for the second quarter of 2014.

Revenue in the second quarter of 2014, which includes approximately two months of the recently completed Value Lighting acquisition, is expected to be approximately $17.5 million, as compared to $7.4 million in the second quarter of 2013. The Company expects third quarter revenue to be in the $24-$26 million range, and second half 2014 revenue to be in the $55-$60 million range.

“We continued to make significant progress in the second quarter as we converted our sales pipeline to customers and commenced several large and strategic LED retrofit projects,” said Robert V. LaPenta, Chairman and Chief Executive Officer, Revolution Lighting Technologies. “The integration of Value Lighting continues to progress and is leading to new opportunities and market penetration in the multifamily residential housing sector. Demand for our LED lighting solutions is strong, our sales pipeline is robust and we are well-positioned for accelerated growth throughout the remainder of the year and beyond.”

The Company will issue a full earnings report for the second quarter of 2014 in early August.

About Revolution Lighting Technologies Inc.

Revolution Lighting Technologies, Inc. is a leader in the design, manufacture, marketing, and sale of light emitting diode (LED) lighting solutions focusing on the industrial, commercial and government markets in the United States, Canada, and internationally. Through advanced technology and aggressive new product development, Revolution Lighting has created an innovative, multi-brand, lighting company that offers a comprehensive advanced product platform. The company goes to market through its Seesmart brand, which designs, engineers and manufactures an extensive line of high-quality interior and exterior LED lamps and fixtures; Lighting Integration Technologies Inc., which sells and installs Seesmart products; Lumificient, which supplies LED illumination for the signage industry; Relume Technologies, a leading manufacturer of outdoor LED products; and Sentinel, a revolutionary patented and licensed monitoring and smart grid control system for outdoor lighting applications. Revolution Lighting Technologies markets and distributes its product through a network of independent sales representatives and distributors, as well as through energy savings companies, national accounts and its wholly owned subsidiary, Value Lighting, a leading supplier of lighting solutions to the multifamily residential housing sector and new construction marketplace across the U.S. Revolution Lighting Technologies trades on the NASDAQ under the ticker RVLT. For additional information, please visit: www.rvlti.com.

Cautionary Statement for Forward-Looking Statements

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties, including statements relating to our business pipeline and sales opportunities, and our revenue and Adjusted EBITDA outlook for the second quarter and full year 2014. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to

Revolution Lighting’s filings under the Securities Exchange Act for additional factors that could cause actual results to differ materially, including our history of losses, customer concentration risks, the potential for future dilution to our existing common stockholders, our status as a controlled company, the risk that demand for our LED products fails to emerge as anticipated, the availability of financing for our customers, competition from larger companies, and risks relating to third party suppliers and manufacturers, as well as the other Risk Factors described in Item 1A of our Form 10-K for the fiscal year ended December 31, 2013. Revolution Lighting Technologies, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Contact:

ICR

Anton Nicholas, Cory Ziskind

203-682-8200

Anton.Nicholas@icrinc.com

Cory.Ziskind@icrinc.com

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